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                                                                    Exhibit 10.6

                         CONSULTING AGREEMENT

THIS AGREEMENT, made this 19th day of July, 2004 by and between Richard T. Hines Consulting Inc., a Virginia Corporation, with offices located at 809 Princess St., Alexandria, VA 22314, party of the first part (The "Consultant"), and Techno Concepts, Inc., a Colorado Corporation, with offices located at 2060-D Avenida de Los Arboles, suite 148, Thousand Oaks, CA 91362, party of the second part (the "Client").

In consideration of the mutual promises and covenants contained herein, and for ten dollars and other good and valuable consideration, the parties agree as follows:

1. The Client retains the Consultant to perform consulting services and strategic marketing to government and international agencies in connection with general assistance in support of marketing of its current products and services which includes but is not limited to its True Software Radio technology, software development and systems engineering solutions to potential customers for a fee of $10,000,00 per month, plus expense reimbursement, for a period of eighteen months, commencing August 1st, 2004, ending January 31st, 2006, and with payments due upon execution and on the first of each month thereafter. In addition, Consultant shall be granted options on 50,000 shares of Company's common shares per year, prorated, at $5.75 per share. In the event that the Consultant is requested to perform services of new products, expanded services, or achieves certain performance goals, during the eighteen-month period, the Consultant shall be entitled to additional compensation in the form of increased retainers, the amount to be agreed between the parties.

2. The Client shall have the option of extending this consulting agreement after expiration upon 45 days prior notice, for a period of an additional 12 months under the same terms and conditions stated herein except that the monthly compensation shall be reevaluated and mutually agreed upon between the parties based upon the services that the Client requests of the Consultant, plus expense reimbursement, with the first payment due on the first day of February, 2006 and on the first day of each month thereafter.

3. The Consultant shall be reimbursed for reasonable and actual costs of transportation beyond the Washington, D.C. metropolitan area and for meals, parking, overseas telephone calls, and any entertainment expenses incurred on behalf of the Client upon presentation of appropriate receipts. The Consultant shall invoice the Client in writing each month for expenses incurred during the previous month.

4. The parties acknowledge that the Consultant is an independent contractor and not an employee, general agent, or legal representative of the Client. The Consultant is solely responsible for the payment of applicable taxes, insurance, as well as the salaries of its employees. The Consultant agrees that it will comply with all applicable federal, state, and local laws and regulations in performance of this Agreement.

5. The parties agree to protect all Proprietary and Confidential Information provided by either Party to the other, and not to publish, disclose to any third Party, or use such information other than in performance of this Agreement without the other Party's

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     written permission. Proprietary or Confidential Information, means materials, documents, data and other information so designated "confidential". Neither Party will be required to protect Proprietary nor Confidential Information, which is or becomes publicly available, is independently developed outside the scope of this Agreement, or is rightfully obtained from Third Parties.

6. This Agreement constitutes the full and accurate understanding and agreement of the parties relating to its entire subject matter. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties. No waiver of any of the provisions of this agreement shall be deemed, or shall constitute a continuing waiver or waiver of any future or past breach or violation of any such provision. No waiver shall be binding unless executed in writing by the party making the waiver.

7. This Agreement shall be governed under the laws of the Commonwealth of Virginia and shall be binding upon, and shall inure to the benefit of, the parties thereto and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by any reason of this agreement on any person other than the parties to it and their respective successors and assigns.

8. In the event that any provision or any portion of any provision of this Agreement shall be held to be void or unenforceable, then the remaining provisions of this Agreement (and the remaining portion of any provision held to be void or unenforceable in part only) shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date indicated above.

Richard T. Hines Consulting, Inc.       Techno Concepts, Inc.


By: /s/ Richard T. Hines                By: /s/ Antonio Turgeon
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    Richard T. Hines                        Antonio Turgeon
    President                               CEO